Exhibit 99.1

Press Release

Contacts:	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com

Ikanos Communications Reports Results for First Quarter 2009

Webcast and Conference Call Details Included for

First Quarter 2009 Financial Results and Asset Purchase Transaction

FREMONT, Calif., April 22, 2009 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the first quarter ended March 29, 2009.

Revenue in the first quarter of 2009 was $20.7 million compared with revenue of $22.8 million for the fourth quarter of 2008 and revenue of $29.7 million for the first quarter of 2008.

GAAP net loss for the first quarter of 2009 was $6.1 million, or $0.21 per share, on 29.1 million weighted average outstanding shares. This compares with a net loss of $5.7 million, or $0.20 per share, on 28.9 million weighted average shares in the fourth quarter of fiscal 2008 and with a net loss of $4.8 million, or $0.16 per share, on 29.5 million weighted average shares in the first quarter of 2008.

Non-GAAP net loss for the first quarter of 2009 was $2.8 million, or $0.10 per share, on 29.1 million weighted average outstanding shares. This compares with a non-GAAP net loss of $2.4 million, or $0.08 per share, in the fourth quarter of fiscal 2008 and with a non-GAAP net income of $0.6 million, or $0.02 per diluted share, in the first quarter of 2008.

“Ikanos hit its targets in the first quarter. We delivered revenue within our guidance. We also continued to control expenses more effectively and managed the business to yield higher gross margins,” said Michael Gulett, Ikanos’ president and CEO. “Although the overall economy remains challenging, we continue to diversify our revenue base in geographies like Europe and greater China. In Europe we experienced sequential growth for our access products. This trend reinforces the need for our cost-effective products that enable the delivery of high-speed broadband services.”

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges and certain expenses resulting from acquisitions such as amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedule.

Conexant Broadband Access Product Line Asset Purchase

Also announced today, Ikanos signed a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. (NASDAQ: CNXT) for $54 million. In connection with the transaction, Tallwood Venture Capital, a leading investment firm focused on the semiconductor industry, has agreed to purchase 24 million shares of Ikanos common stock for $42 million, or $1.75 per share, subject to stockholder and regulatory approvals. For details on the transaction, please see the press release titled: Ikanos Communications Announces Plans to Acquire Conexant’s Broadband Access Product Line.

“On the strategic front, we believe the acquisition of Conexant’s Broadband Access product line will position us well to compete more effectively in the global market. The product lines are highly complementary, and our combined resources will allow us to further innovate and develop products for emerging markets such as home networking,” added Gulett.

Recent Highlights

•

Belgacom, Belgium’s leading telecom service provider, is using central office (CO) and customer premises equipment (CPE) based on Ikanos’ industry-leading chipsets as an integral part of its VDSL2 network infrastructure. Belgacom has deployed Ikanos-based Internet protocol (IP) digital subscriber line access multiplexers (DSLAMs) from Alcatel-Lucent and residential gateways from Sagem Communications as part of its fiber-to-the-node (FTTN) infrastructure that reaches homes across the country.

•

Ikanos’ most advanced VDSL2 central office (CO) and customer premises equipment (CPE) chipsets have been selected by Alloptic, Inc. for integration into the Xgen7500 gigabit Ethernet passive optical network terminal (ONT). The incorporation of the Ikanos chipsets enables the Xgen7500 to deliver 24 ports of up to 100 Mbps voice, data and video services over traditional copper wiring.

Outlook excludes the potential impact of the Broadband Access Product Line Asset Purchase:

•	Revenue is expected to be between $21 million and $23 million for the second quarter of 2009.

•

Non-GAAP gross margins are expected to be between 43% and 45% in the second quarter of 2009. GAAP gross margins in the second quarter of 2009 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $0.7 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $12.5 to $13.5 million in the second quarter of 2009. GAAP operating expenses in the second quarter of 2009 will be higher than non-GAAP operating expenses, as they will include amortization of acquisition-related intangibles of $0.4 million, charges related to stock-based compensation expense in accordance with FAS 123(R) of $1.5 to $2.0 million, restructuring charges related to the closure of our Hyderabad, India facility of between $0.2 to $0.3 million and transaction-related expenses of $2.2 to $3.0 million.

First Quarter Fiscal Year 2009 Conference Call:

Management will review the definitive agreement, first quarter 2009 financial results and its expectations for subsequent periods at a conference call on April 22, 2009 at 5:30 a.m. Pacific Daylight Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial 706-902-1343 and enter pass code 94492869. The webcast will be archived and available through April 30, 2009 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and enter pass code 94492869.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2009 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, and FxS are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding the expected revenue for the second quarter of 2009, expected gross margins for the second quarter of 2009, expected operating expenses for the second quarter of 2009, and belief that the announced transaction will allow the company to compete more effectively,. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, effects of the worldwide economic recession on our customers’ purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to deliver production volumes of new products and technologies, our ability to generate demand and close transactions for the sale of our products, and unexpected future costs, expenses and financing requirements. Important factors that may cause such a difference with respect to the ability of Ikanos to close the transactions announced in this press release, the Company’s future revenues, costs of sales and expenses, net income and earnings per share, product plans, market size and ability to address demand include, without limitation the ability of the Company, Conexant Systems and Tallwood Venture Capital to obtain the necessary approvals and satisfy all closing conditions for the announced transactions, as well as the ability of Ikanos, after the transactions close, to sell its expanded product lines in light of the current worldwide recession, to reduce and manage total operating costs of the business while continuing to meet product delivery commitments to current and prospective customers, to continue developing products on a schedule that meets customer and market-window requirements and to properly anticipate the future semiconductor product requirements for broadband communications to and through the home, our expectations regarding future profitability; and operational and strategic plans In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

Additional Information About the Transaction and Where to Find It

Ikanos plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed issuance of securities to Tallwood and the acquisition of the Broadband Access product line from Conexant (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Ikanos through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA.

Ikanos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ikanos in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Ikanos’ proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA, or by going to Ikanos’ Investors page on its corporate web site at www.ikanos.com.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 29, 2009	March 30, 2008
Revenue	$20,734	$29,697
Cost of revenue	12,254	17,633

Gross margin	8,480	12,064

Operating expenses:
Research and development	8,863	11,663
Selling, general and administrative	5,638	5,870
Restructuring charges	267	—

Total operating expenses	14,768	17,533

Loss from operations	(6,288)	(5,469)
Interest income, net	237	776

Loss before income taxes	(6,051)	(4,693)
Provision for income taxes	37	91

Net loss	$(6,088)	$(4,784)

Basic and diluted net loss per share	$(0.21)	$(0.16)

Weighted average outstanding shares	29,094	29,545

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 29, 2009				Three Months Ended March 30, 2008
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$20,734	$—		$20,734	$29,697	$—		$29,697
Cost of revenue	12,254	(80	)(a)	11,449	17,633	(119	)(a)	15,902
		(725	)(b)			(1,220	)(b)
						(392	)(c)

Gross margin	8,480	(805)		9,285	12,064	(1,731)		13,795

Operating expenses:
Research and development	8,863	(732	)(a)	8,131	11,663	(1,571	)(a)	9,657
						(125	)(b)
						(310	)(d)
Selling, general and administrative	5,638	(702	)(a)	4,134	5,870	(1,125	)(a)	4,245
		(371	)(b)			(500	)(b)
		(431	)(e)
Restructuring charges	267	(267	)(f)	—	—	—		—

Total operating expenses	14,768	(2,503)		12,265	17,533	(3,631)		13,902

Income (loss) from operations	(6,288)	3,308		(2,980)	(5,469)	5,362		(107)
Interest income and other, net	237	—		237	776	—		776

Income (loss) before income taxes	(6,051)	3,308		(2,743)	(4,693)	5,362		669
Provision for income taxes	37	—		37	91	—		91

Net income (loss)	$(6,088)	$3,308		$(2,780)	$(4,784)	$5,362		$578

Net income (loss) per shares:
Basic	$(0.21)			$(0.10)	$(0.16)			$0.02
Diluted	$(0.21)			$(0.10)	$(0.16)			$0.02
Weighted average outstanding shares:
Basic	29,094			29,094	29,545			29,545
Diluted	29,094			29,094	29,545			30,770

Notes:

		Three Months Ended
		March 29, 2009	March 30, 2008
(a)	Stock-based compensation	$1,514	$2,815
(b)	Amortization of acquired intangible assets	1,096	1,845
(c)	Fair value adjustment of acquired inventory	—	392
(d)	In-process research and development	—	310
(e)	Transaction-related expenses	431	—
(f)	Restructuring charges	267	—

	Total non-GAAP adjustments	$3,308	$5,362

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 29, 2009	December 28, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$59,338	$63,339
Accounts receivable, net	12,226	12,360
Inventory	12,176	12,489
Prepaid expenses and other current assets	1,800	1,744

Total current assets	85,540	89,932
Long-term investments	1,034	1,034
Property and equipment, net	8,243	9,597
Intangible assets, net	5,194	6,290
Other assets	531	580

	$100,542	$107,433

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,568	$9,237
Accrued liabilities	8,249	8,680

Total current liabilities	15,817	17,917
Stockholders’ equity	84,725	89,516

	$100,542	$107,433